UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2017

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the apppropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2017, the Board of Directors (the “Board”) of Wells Fargo & Company (the “Company”) determined to claw back additional compensation from former Chairman and Chief Executive Officer John G. Stumpf and former Senior Executive Vice President and head of Community Banking Carrie L. Tolstedt. In Mr. Stumpf’s case, the Company will claw back compensation of approximately $28 million (the value at the time of distribution in March 2016 of shares issued to him following vesting of his Performance Share award granted on March 8, 2013), which the Board may effect through compensation that would otherwise be paid to him. In Ms. Tolstedt’s case, the Company will cause to be forfeited all of her outstanding stock options (valued at approximately $47 million based on the closing price of the Company’s common stock on April 7, 2017).

Item 8.01.	Other Events.

On April 10, 2017, the Board’s independent directors issued a report on the findings of the independent investigation into the Company’s retail banking sales practices and related matters. The report and the Board’s press release issued April 10, 2017, relating to the report and the findings are attached hereto as Exhibit 99.1 and are incorporated by reference into this Item 8.01. The Company’s press release issued April 10, 2017, relating to the report and the findings is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Sales Practices Investigation Report and Board Press Release, each dated April 10, 2017

99.2	Company Press Release dated April 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2017	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Location

99.1	Sales Practices Investigation Report and Board Press Release, each dated April 10, 2017	Incorporated by reference to the Company’s additional definitive materials on Schedule 14A filed April 10, 2017

99.2	Company Press Release dated April 10, 2017	Incorporated by reference to the Company’s additional definitive materials on Schedule 14A filed April 10, 2017

4